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                                                                    Exhibit 99.2

                                 INERGY GP, LLC

                                  BALANCE SHEET

                                                                September 30,
                                                                    2002
                                                                -------------
                                     ASSETS

Current assets:
     Cash                                                           $1,000
                                                                    ------

Total assets                                                        $1,000
                                                                    ======

                                 OWNER'S EQUITY

Owner's equity                                                      $1,000
                                                                    ------

Total owner's equity                                                $1,000
                                                                    ======


                             See accompanying note.

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                                 INERGY GP, LLC

                              NOTE TO BALANCE SHEET

1.   Nature of Operations

Inergy GP, LLC is a Delaware limited liability company formed on March 2, 2001 to become the managing general partner of Inergy Partners, L.P. Inergy GP, LLC is a wholly-owned subsidiary of Inergy Holdings, LLC. Inergy GP, LLC owns a non-economic managing general partner interest in Inergy, L.P.

On March 2, 2001, Inergy Holdings, LLC contributed $1,000 to Inergy GP, LLC in exchange for a 100% ownership interest.

On March 7, 2001, Inergy GP, LLC received a managing general partner interest in Inergy, L.P. There have been no other transactions involving Inergy GP, LLC as of September 30, 2002.